UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2020

SHIFTPIXY, INC.

(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Venture, Suite 150, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

888-798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PIXY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director

On February 10, 2020, Sean Higgins submitted his resignation from the Board of Directors. Mr. Higgins has served on the Company Board of Director since September 28, 2017. Mr. Higgin’s resignation was a personal decision.

(c) Appointment of Directors

On February 7, 2020, the Board of Directors elected Christopher Sebes as an Independent Director to the Company’s Board of Directors effective immediately.

Mr. Sebes brings to the Board innovative thought leadership and extensive knowledge of restaurant industry technology both in the United States and abroad. Since month August 2019, Mr. Sebes has been a partner and member of the board of directors of Results Thru Strategy, Inc., a strategic advisory firm specializing on restaurants, hotels, and technology companies serving those industries. Since September 2019, he has also served as a member of the board of advisors of Valyant AI which has developed a proprietary conversational AI platform that integrates with existing mobile, web, call ahead, kiosk and drive through platforms. From November 2014 to July 2019, Mr. Sebes served as the President of Xenial, Inc., a cloud-based restaurant and retail management platform. From August 2004 to July 2014, he served as the CEO of XPIENT Solutions, a full-service, global provider of solutions for food ordering, digital menus, drive-thru management, kitchen management, inventory, labor and scheduling analytics. Mr. Sebes received his degree in Hotel and Restaurant Management from the University of Portsmouth (Hampshire, United Kingdom) in 1975.

There are no arrangements or understandings between Mr. Sebes and any other persons in connection with his appointment. There are no family relationships between Mr. Sebes and any Director or Executive Officer of the Company, and Mr. Sebes is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On February 10, 2020, the Company issued a press release regarding Mr. Sebes Appointment.

The press release is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of such section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. A copy of the press release is attached hereto as Exhibit 99.1 on Form 8K and is incorporated herein by reference.

On February 10, 2020, the Board of Directors elected Amanda Murphy to the Company Board of Directors effective immediately.

Ms. Murphy brings a wealth of experience in human resources and staffing. Since January 2016, Ms. Murphy has served as the Company’s Director of Operations and has been vital to the Company’s success and growth. Ms. Murphy has been active as in the operations side of the staffing industry at a senior level since 2007. Ms. Murphy received her certificate in HR Management from California State University – Long Beach in 2007. Ms. Murphy Also studied law at Taylor University in Selango, Malaysia.

There are no arrangements or understandings between Ms. Murphy and any other persons in connection with her appointment. There are no family relationships between Ms. Murphy and any Director or Executive Officer of the Company, and Ms. Murphy is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description No.
99.1	Press Release, dated February 10, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Date: February 12, 2020	SHIFTPIXY, INC.

	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description No.
99.1	Press Release, dated February 10, 2020